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                                                                    EXHIBIT 3.59

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF__ CORPORATIONS
                                                       FILED 09:00 AM 07/22/2002
                                                          020466462 - 3550081

                          CERTIFICATE OF INCORPORATION

                                       OF

                         BHC MANAGEMENT HOLDINGS, INC.

         FIRST:     The name of the Corporation is BHC MANAGEMENT HOLDINGS, INC.

         SECOND:    The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

         THIRD:     The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:    The total number of shares of capital stock that the
Corporation shall have the authority to issue is 1,000 shares of Common Stock with a par value of $.01 per share.

         FIFTH:     The name and mailing address of the incorporator are as
follows:

                                               Stephen C. Petrovich
                                               c/o Ardent Health Services, LLC
                                               102 Woodmont Boulevard, Suite 800
                                               Nashville, Tennessee 37205

         SIXTH:     The Corporation is to have perpetual existence.

         SEVENTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

         EIGHTH:    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         Ninth:     The Corporation shall, to the fullest extent permitted by
Section 145 of the

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Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 22 day of July, 2002.

                                                    /s/ Stephen C. Petrovich
                                                    ----------------------------
                                                    Stephen C. Petrovich
                                                    Incorporator

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